EXHIBIT 99

CONTACT:                          Thor Erickson – Investor Relations
(770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
FOURTH-QUARTER 2008 EARNINGS CONFERENCE CALL

ATLANTA, January 14, 2009 – Coca-Cola Enterprises (NYSE: CCE) will release fourth-quarter 2008 earnings before the market opens on Wednesday, February 11.  A conference call discussing these results will be webcast live over the Internet at 10:00 a.m. EST that morning.

A copy of the company’s earnings news release will be available in the Investor Relations section of the company’s Web site (www.cokecce.com) under News Releases.

        The public can access the live webcast through the company’s Web site at www.cokecce.com.  A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands. For more information about our Company, please visit our website at www.cokecce.com.